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                               REPRESENTATIONS OF

                  FLATBUSH FEDERAL SAVINGS AND LOAN ASSOCIATION


     Set forth below are the representations required of Flatbush Federal Savings and Loan Association ("Flatbush Federal", however, Flatbush Federal may be referred to hereinbelow as "Mutual Bank" or "Stock Bank" as the context requires) in order for Luse Gorman Pomerenk & Schick, A Professional Corporation, to provide an opinion of counsel with respect to the federal income tax consequences of the Reorganization. The terms "Bank Conversion", "351 Transaction" and "Secondary 351 Transaction" shall have the meaning set forth in the opinion of counsel dated August 1, 2003. Other capitalized terms not defined herein shall have the same meaning as set forth in our Plan of Reorganization From a Mutual Savings Association To A Mutual Holding Company and Stock Issuance Plan.

1. The fair market value of the Stock Bank stock constructively received by the depositors of the Bank in exchange for their equity interest in Mutual Bank will be approximately equal to the fair market value of the equity interest in Mutual Bank constructively surrendered in the exchange.

2. There is no plan or intention by the depositors of Mutual Bank, to sell, exchange, or otherwise dispose of any of the shares of Stock Bank stock constructively received in the transaction, other than as described herein (i.e., the transfer to Flatbush Federal Bancorp, MHC).

3. Immediately following the Bank Conversion, the depositors of the Stock Bank will constructively own all of the outstanding Stock Bank common stock and will own such stock solely by reason of their ownership of all of the equity interests in Mutual Bank immediately prior to the transaction.

4. Stock Bank has no present plan or intention to issue additional shares of its stock following the Bank Conversion.

5. Immediately following the Bank Conversion, Stock Bank will possess the same assets and liabilities, except for assets used to pay expenses incurred in connection with the transaction, as those possessed by Mutual Bank immediately prior to the transaction. Depositors will not have dissenters rights in connection with the Bank Conversion. Also there will be no property distributed to any shareholder in connection with the Bank Conversion other than subscription rights to purchase Common Stock of Flatbush Federal Bancorp, Inc. and no distributions other than the regular distributions (i.e., interest credited to accounts). For purposes of this representation the foregoing subscription rights are assumed to have a zero fair market value.

6. At the time of the Bank Conversion, Mutual Bank will not have outstanding any warrants,

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     options, convertible securities, or any other type of right pursuant to which any person could acquire common stock of Stock Bank.

7. Stock Bank has no plan or intention to reacquire any of its stock issued in the Bank Conversion.

8. Stock Bank has no plan or intention to sell or otherwise dispose of any of the assets of Bank acquired in the Bank Conversion, except for dispositions made in the ordinary course of business.

9. The liabilities of Mutual Bank assumed by Stock Bank plus the liabilities, if any, to which the transferred assets are subject were incurred by Bank in the ordinary course of its business and are associated with the assets transferred.

10. Following the Bank Conversion, Stock Bank will continue the historic business of Mutual Bank or use a significant portion of Mutual Bank's historic business assets in a business.

11. The shareholders will pay their respective expenses, if any, incurred in connection with the Bank Conversion.

12. Mutual Bank is not under the jurisdiction of a court in a bankruptcy, a receivership, foreclosure or similar proceeding.

13. No stock or securities will be issued for services rendered to or for the benefit of the Flatbush Federal Bancorp, MHC in connection with the 351 Transaction, and no stock or securities will be issued for indebtedness of the Flatbush Federal Bancorp, MHC that is not evidenced by a security, or for interest on indebtedness of Flatbush Federal Bancorp, MHC which accrued on or after the beginning of the holding period for the debt.

14. None of the assets to be transferred were received by the Stock Bank depositors as part of a plan of liquidation of another corporation.

15. The property to be transferred to Flatbush Federal Bancorp, MHC will not include accounts receivable, loans receivable, or commissions. Solely stock of Stock Bank will be transferred.

16. The only stock to be transferred by Stock Bank depositors to Flatbush Federal Bancorp, MHC in the 351 Transaction will be common stock of Stock Bank.

17. The Stock Bank depositors did not incur any acquisition indebtedness with respect to stock of Stock Bank that is part of the property being transferred to Flatbush Federal Bancorp, MHC.

18. The transfer is not the result of the solicitation by a promoter, broker, or investment firm.

19. The Stock Bank depositors will not retain any right or continuing interest in the property

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     being transferred to Flatbush Federal Bancorp, MHC.

20. The adjusted basis and the fair market value of the assets to be transferred to Flatbush Federal Bancorp, MHC by Stock Bank depositors will, in each instance, equal or exceed the sum of the liabilities to be assumed by Flatbush Federal Bancorp, MHC plus the liabilities to which the transferred assets are subject.

21. Flatbush Federal Bancorp, MHC will assume no liabilities of the Stock Bank depositors in connection with the 351 Transaction.

22. There is no indebtedness between Flatbush Federal Bancorp, MHC and Stock Bank depositors, and there will be no indebtedness created as a result of the 351 Transaction.

23. The transfers and exchanges will occur pursuant to the Plan which was agreed upon before the 351 Transaction and under which the rights of the parties are defined.

24.  All exchanges will occur on approximately the same date.

25. There is no plan or intention on the part of Flatbush Federal Bancorp, MHC to redeem or otherwise reacquire any stock or securities to be issued in the 351 Transaction.

26. Taking into account any issuance of additional shares of MHC's equity, any issuance of stock for services, the exercise of any stock rights, warrants or subscriptions; a public offering of stock; and the sale, exchange, transfer by gift, or other disposition of any equity of Flatbush Federal Bancorp, MHC to be received in the 351 Transaction, the Stock Bank depositors will own equity interests in Flatbush Federal Bancorp, MHC possessing at least 80 percent of the total combined voting power of all other classes of equity interests entitled to vote and 80 percent of all classes of equity interest in Flatbush Federal Bancorp, MHC, if any.

27. The Stock Bank depositors will receive ownership interests in Flatbush Federal Bancorp, MHC approximately equal to the fair market value of the property transferred to MHC.

28. MHC will remain in existence and indirectly it will retain and use the property transferred to it in a trade or business by reason of its transfer of such property to Flatbush Federal Bancorp, Inc. in the Secondary 351 Transaction.

29. There is no plan or intention by Flatbush Federal Bancorp, MHC to dispose of the transferred property other than in the normal course of business operations except for the transfer of such property to Flatbush Federal Bancorp, Inc. in the Secondary 351 Transaction.

30. Each of the parties to the 351 Transaction will pay its own expenses, if any, incurred in connection with the proposed transaction.

31. Neither Flatbush Federal nor any of its subsidiary corporations has a net operating loss carryover and, to the best knowledge of management, will not have a net operating loss for

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     the taxable year in which the 351 Transaction occurs.

32. No stock or securities will be issued for services rendered to or for the benefit of the Flatbush Federal Bancorp, Inc. in connection with the transfer of Stock Bank stock in the Secondary 351 Transaction and cash by Flatbush Federal Bancorp, MHC and Minority Stockholders (the "Transferor Group"), and no stock or securities will be issued for indebtedness of the Flatbush Federal Bancorp, Inc. that is not evidenced by a security, or for interest on indebtedness of the Flatbush Federal Bancorp, Inc. which accrued on or after the beginning of the holding period for the debt.

33. None of the assets to be transferred in the Secondary 351 Transaction were received by Flatbush Federal Bancorp, MHC as part of a plan of liquidation of another corporation.

34. The property to be transferred to Flatbush Federal Bancorp, Inc. in the Secondary 351 Transaction will not include accounts receivable, loans receivable, or commissions. Solely stock of Stock Bank and cash will be transferred.

35. The only stock to be transferred to Flatbush Federal Bancorp, Inc. by Flatbush Federal Bancorp, MHC in the Secondary 351 Transaction will be common stock of the Stock Bank.

36. The transfer in the Secondary 351 Transaction is not the result of the solicitation by a promoter, broker, or investment firm.

37. The Transferor Group will not retain any right or continuing interest in the property being transferred to Flatbush Federal Bancorp, Inc.

38. The adjusted basis and the fair market value of the assets to be transferred to Flatbush Federal Bancorp, Inc. by the Transferor Group will, in each instance, equal or exceed the sum of the liabilities to be assumed by Flatbush Federal Bancorp, Inc. plus the liabilities to which the transferred assets are subject.

39. Flatbush Federal Bancorp, Inc. will assume no liabilities of any member of the Transferor Group in connection with the Secondary 351 Transaction.

40. There is no indebtedness between Flatbush Federal Bancorp, Inc. and the Transferor Group, and there will be no indebtedness created as a result of the Secondary 351 Transaction.

41. The transfers and exchanges will occur pursuant to the Plan which was agreed upon before the Secondary 351 Transaction and under which the rights of the parties are defined.

42. All exchanges in the Secondary 351 Transaction will occur on approximately the same date.

43. There is no plan or intention on the part of Flatbush Federal Bancorp, Inc. to redeem or otherwise reacquire any stock or securities to be issued in the Secondary 351 Transaction.

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44.  Taking into account any issuance of additional shares of Flatbush Federal
     Bancorp, Inc.'s equity, any issuance of stock for services, the exercise of any stock rights, warrants or subscriptions; a public offering of stock; and the sale, exchange, transfer by gift, or other disposition of any equity of Flatbush Federal Bancorp, Inc. to be received in the Secondary 351 Transaction, the Transferor Group will own stock in Flatbush Federal Bancorp, Inc. possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of issued and outstanding stock of Flatbush Federal Bancorp, Inc..

45. Flatbush Federal Bancorp, Inc. will remain in existence and retain and use the property transferred to it in a trade or business.

46. There is no plan or intention by Flatbush Federal Bancorp, Inc. to dispose of the transferred property other than in the normal course of business operations.

47. Each member of the Transferor Group will pay its own expenses, if any, incurred in connection with the Secondary 351 Transaction.

48. Flatbush Federal Bancorp, MHC is not under the jurisdiction of a court in a bankruptcy, a receivership, foreclosure or similar proceeding and the equity interests in Flatbush Federal Bancorp, Inc. received in the Exchange will not be used to satisfy any indebtedness.

49. Neither the Stock Bank nor any subsidiary or affiliated corporation has a net operating loss carryover and , to the best of management's knowledge, will not have a net operating loss for the taxable year in which the Secondary 351 Transaction occurs.

     I declare that I have examined the above Representations of Flatbush Federal Savings and Loan Association and, to the best of my knowledge and belief, the facts presented in support of the requested rulings are true, correct and complete.

Dated this 1 day of August, 2003.


                                    FLATBUSH FEDERAL SAVINGS AND LOAN
                                    ASSOCIATION


                                    By: /s/ Anthony J. Monteverdi
                                        ----------------------------------------
                                        Anthony J. Monteverdi
                                        President and Chief Executive Officer